Exhibit 23a

                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77954) pertaining to the 1989 Incentive Stock Option Plan of Cramer, Inc. of our report dated February 17, 1997 with respect to the financial statements of Cramer, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.




                                          /s/ Ernst & Young LLP
Kansas City, Missouri
March 24, 1997